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                                                                   Exhibit 10.14


                          ACCOUNTS RECEIVABLE AGREEMENT

      AGREEMENT made as of this 1st day of October, 1996 by and between Pencom Systems Incorporated, a New York corporation ("Transferor"), and PSW Technologies, Inc., a Delaware corporation ("Transferee").

      WHEREAS, Transferor has transferred to Transferee certain assets of Transferor relating to the development and management of software systems, and Transferee has agreed to assume and discharge certain liabilities of Transferor relating thereto; and

      WHEREAS, in connection with such transfer of assets and assumption of liabilities, Transferor desires to transfer an interest in certain accounts receivable of Transferor, and Transferee desires to accept such assignment.

      NOW, THEREFORE, in consideration the premises and for other good and valuable consideration, receipt of which is hereby acknowledged. Transferor and Transferee hereby agrees as follows:

      1. Transfer of Interest in Accounts Receivable. Transferor hereby transfers, assigns and delivers to Transferee an interest in the accounts receivable of Transferor set forth on Schedule A attached hereto (the "Receivables") equal to 26.67% of all Proceeds (as defined below) from the Receivables. As used herein, the term "Proceeds" means money or other consideration, including checks, notes, drafts, money orders or other evidence of payment, which Transferor may receive as payment or satisfaction of the Receivables, whenever received by Transferor. Within 15 days following the end of each month in which Proceeds are received by Transferor. Transferor shall pay to the Transferee 26.67% of the Proceeds received by Transferor in such month.

      Notwithstanding the foregoing, Transferor shall be entitled to deduct from any payments due Transferee hereunder 26.67% of all direct costs, fees and expenses incurred by Transferor in connection with the collection of any of the Receivables.

      Each month that a payment is made to Transferee hereunder, such payment shall be accompanied by a statement prepared by Transferor describing (i) the Receivables with respect to which the payment is being made and (ii) the direct costs, fees and expenses which were deducted, if any.

      For the purpose of determining amounts collected by Transferor with respect to the Receivables being transferred pursuant to this Agreement, (i) if a payment is specified by an account debtor as being in payment of a specific invoice, the payment shall be applied to that invoice and (ii) all payments by an account debtor that are not specified as being in payment of a specific invoice shall first be applied to the oldest outstanding invoice due from that account debtor.

      This agreement shall not create any obligations on the part of Transferor to take any action to collect any of the Receivables, to settle or compromise any dispute regarding the collection of any of the Receivables or to

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commence, continue or conclude any legal proceedings with respect to the collection of any of the Receivables.

      2. Use of Proceeds. Transferee shall be free to use, spend and/or retain all amounts received pursuant to this Agreement in any manner whatsoever.

      3. Further Assurances. At Transferee's request and without additional consideration, Transferor, shall execute, acknowledge and deliver such further instruments of conveyance and transfer and take such other actions as Transferee may reasonably require to more effectively convey and transfer to Transferee the interest in the Receivables being transferred pursuant to this Agreement.

      4. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of Transferor and Transferee. This Agreement shall be construed and enforced in accordance with the laws of the State of New York.

      IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

                                        Pencom Systems Incorporated

                                        By /s/Illegible
                                           -----------------------
                                           Name:
                                           Title:

                                        PSW Technologies, Inc.

                                        By:_______________________
                                           Name:
                                           Title: